UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 17, 2026, Aethlon Medical, Inc., a Nevada corporation (the “Company”), Nighthawk Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company (the “First Merger Sub”), Nighthawk Second Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and North Immunology, Inc., a Delaware corporation (“North Immunology”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, (i) First Merger Sub will merge with and into North Immunology, with North Immunology surviving the merger as a wholly owned subsidiary of the Company (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, North Immunology will merge with and into Second Merger Sub, with Second Merger Sub surviving such merger (the “Second Merger” and, together with the First Merger, the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “First Effective Time”), each share of North Immunology capital stock outstanding immediately prior to the First Effective Time (including shares issued in the Private Placement described below, and excluding treasury shares and dissenting shares) will be converted into the right to receive a number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), equal to the exchange ratio determined under the Merger Agreement (the “Exchange Ratio”); provided that, in the event the aggregate number of shares of Common Stock issuable to any holder of North Immunology capital stock would, together with all securities then beneficially owned by such holder and its affiliates, exceed such holder’s applicable beneficial ownership limitation (a “Beneficial Ownership Limitation”), the Company will issue to such holder (x) shares of Common Stock up to such holder’s Beneficial Ownership Limitation and (y) in lieu of any shares of Common Stock in excess of such Beneficial Ownership Limitation, pre-funded warrants (the “Pre-Funded Warrants”) to purchase a number of shares of Common Stock equal to such excess. Outstanding North Immunology options, restricted stock units and warrants will be assumed by the Company and adjusted in accordance with the Exchange Ratio, in each case as set forth in the Merger Agreement. Outstanding options and warrants of the Company will remain outstanding following the Merger in accordance with their respective terms, subject to adjustment as provided therein.

The Exchange Ratio is derived from the valuation framework in the Merger Agreement, which contemplates an equity value for North Immunology of $150,000,000 or such higher value ascribed to North Immunology in the Private Placement, plus the aggregate amount of the Private Placement (including the principal amount of, and accrued interest on, North Immunology’s outstanding convertible promissory notes that convert in connection therewith), and a valuation for the Company of $16,500,000, reduced by the amount (if any) by which the Company’s net cash at closing is less than $0, in each case as further described in the Merger Agreement. Pursuant to the Exchange Ratio formula in the Merger Agreement, upon the closing of the Merger, on a pro forma basis, pre-Merger North Immunology stockholders (inclusive of investors in the Private Placement) are expected to own approximately 95.25% of the combined company and pre-Merger Company stockholders are expected to own approximately 4.75% of the combined company. The foregoing percentages give effect to the issuance of 591,574 shares of Common Stock to Maxim prior to the closing of the Merger in satisfaction of advisory fees payable by the Company in connection with the Merger.

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In connection with the Merger, the Company will seek the approval of its stockholders to, among other things, (a) approve the issuance of the shares of Common Stock issuable in connection with the Merger under the rules of The Nasdaq Stock Market (“Nasdaq”) and the resulting change of control, and (b) amend its articles of incorporation to (i) change the name of the Company to “North Immunology, Inc.,” (ii) effect a reverse stock split of the Common Stock (to the extent necessary to satisfy the initial listing requirements of Nasdaq), (iii) increase the number of shares of Common Stock that the Company is authorized to issue, and (iv) make such other changes as are mutually agreeable to the Company and North Immunology (such amendment, the “Charter Amendment”). In connection with these matters, the Company has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”), which will include a proxy statement and other relevant materials relating to a meeting of the Company’s stockholders to be held in connection with the Merger.

Each of the Company and North Immunology has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (2) non-solicitation of alternative acquisition proposals, (3) using commercially reasonable efforts to obtain the regulatory approvals required by applicable law, (4) the Company using commercially reasonable efforts to maintain the existing listing of the Common Stock on Nasdaq and to cause the shares of Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq, pursuant to an initial listing application, prior to the closing of the Merger, and (5) the Company filing with the SEC the Form S-4.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by the requisite Company stockholders of the matters to be submitted to them in connection with the Merger, (2) approval by the requisite North Immunology stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the initial listing application to be submitted in connection with the Merger, (4) the Form S-4 becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and not being subject to any stop order or proceeding seeking a stop order, (5) the expiration or termination of any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (6) the Subscription Agreement (described below) being in full force and effect and providing for the receipt by North Immunology of proceeds of not less than $175,000,000 at or substantially concurrently with the closing of the Merger. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights of each of the Company and North Immunology, including the right of either party to terminate if the Merger has not been consummated by June 17, 2027 (subject to extension in specified circumstances). Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay North Immunology a termination fee of $300,000 and North Immunology may be required to pay the Company a termination fee of $2,000,000.

The Merger Agreement has been approved by the boards of directors of the Company, North Immunology and the Merger Subs. The Merger Agreement provides that the directors and officers of the Company and the surviving entity following the closing will be designated by North Immunology in accordance with the terms of the Merger Agreement. Upon the closing of the Merger, the combined company will be led by North Immunology’s chief executive officer.

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Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, certain institutional and accredited investors entered into a securities purchase agreement with North Immunology (the “Subscription Agreement”), pursuant to which they have agreed, subject to the terms and conditions thereof, to purchase immediately prior to the First Effective Time shares of North Immunology common stock and pre-funded warrants to purchase North Immunology common stock (together, the “PIPE Securities”) for an aggregate purchase price of approximately $180 million in a private placement (the “Private Placement”), consisting of approximately $146 million in cash proceeds and approximately $34 million from the contribution of North Immunology’s outstanding convertible promissory notes (together with accrued interest thereon). The closing of the Private Placement is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement, in addition to other customary closing conditions, and is expected to occur immediately prior to the First Effective Time. In addition, North Immunology’s outstanding simple agreements for future equity will convert into shares of North Immunology common stock in accordance with their terms prior to the First Effective Time.

The consummation of the Private Placement, providing for proceeds to North Immunology of not less than $175,000,000, is a condition to the closing of the Merger. Shares of North Immunology common stock and pre-funded warrants issued pursuant to the Private Placement will be converted into shares of Common Stock and Pre-Funded Warrants to acquire shares of Common Stock, in accordance with the Exchange Ratio and the Merger Agreement.

Contingent Value Rights Agreement

Prior to the First Effective Time, the Company may declare a distribution to holders of Common Stock and of the Company’s preferred stock, if any, of record as of immediately prior to the First Effective Time of one contingent value right (each, a “CVR”) for each outstanding share held by such holder, in each case pursuant to a Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into between the Company and a rights agent (the “Rights Agent”). Each CVR will represent the contractual right to receive certain net proceeds, if any, derived from any consideration that is paid to the Company as a result of the sale, license, transfer, divestiture or other monetization transaction with respect to the Company’s pre-Merger legacy business, including the Company’s Hemopurifier® assets, in each case on the terms and subject to the conditions of the CVR Agreement.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any holders of CVRs will receive any payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

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Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) certain officers and directors of the Company (solely in their capacities as stockholders of the Company) entered into support agreements in favor of North Immunology pursuant to which they have agreed to vote their shares of Company capital stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Parent Stockholder Support Agreements”), and (ii) certain officers, directors and stockholders of North Immunology (solely in their capacities as stockholders of North Immunology), collectively representing the requisite North Immunology stockholder vote, entered into support agreements in favor of the Company pursuant to which they have agreed to vote their shares of North Immunology capital stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby and against any competing proposals (the “Company Stockholder Support Agreements” and, together with the Parent Stockholder Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain stockholders, officers and directors of North Immunology entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer the shares of Common Stock they receive in the Merger for the 180-day period following the closing of the Merger.

The preceding summaries of the Merger Agreement, the Support Agreements, the CVR Agreement, the Subscription Agreement, the Pre-Funded Warrants and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Pre-Funded Warrant, the form of Parent Stockholder Support Agreement, the form of Company Stockholder Support Agreement, the form of Lock-Up Agreement, the form of Subscription Agreement, and the form of CVR Agreement, which are filed as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about North Immunology or the Company or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of the Company, the Merger Subs and North Immunology made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, North Immunology or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 5.01 Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 7.01 Regulation FD Disclosure.

On September 17, 2026, the Company and North Immunology issued a joint press release announcing the entry into the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference. Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used in connection with the Merger.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning the Company, North Immunology, the proposed Merger and related matters. These forward-looking statements include express or implied statements relating to the structure, timing and completion of the proposed Merger; the combined company’s listing on Nasdaq after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; expectations regarding the Private Placement and the closing thereof; the expected executive officers and directors of the combined company; the expected declaration and distribution of the CVRs and any payments that may become payable thereunder; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company, including NOR-101; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; and other statements that are not historical facts. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are based on current expectations and beliefs and are subject to risks and uncertainties, including risks related to the failure to obtain the required stockholder approvals, the failure to complete the Private Placement, the failure to satisfy other closing conditions, including Nasdaq approval of the initial listing application and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, delays in obtaining or adverse outcomes related to required regulatory approvals, the possibility that the Merger Agreement may be terminated in accordance with its terms, the amount of the Company’s net cash at closing and the resulting adjustment to the Exchange Ratio, the risk that no monetization of the Company’s legacy business is completed and that no payment becomes due in respect of the CVRs, the Company’s ability to maintain its listing on Nasdaq, the outcome of preclinical studies and clinical trials, the combined company’s ability to obtain, maintain and protect its intellectual property rights, the combined company’s need for substantial additional funding, unexpected costs, charges or expenses resulting from the proposed transaction, the effect of the announcement or pendency of the proposed transaction on existing and potential business relationships, operating results and business generally, and the other risks and uncertainties described in the Company’s filings with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements, and neither the Company nor North Immunology undertakes any obligation to update any forward-looking statement except as required by applicable law.

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No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Important Additional Information About the Proposed Transaction Will be Filed with the SEC

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not substitutes for any other document that the Company may file with the SEC in connection with the proposed transaction, including the Form S-4 that will contain a proxy statement and prospectus. In connection with the proposed transaction between the Company and North Immunology, the Company intends to file relevant materials with the SEC, including the Form S-4.

THE COMPANY URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS CONTAINED THEREIN, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NORTH IMMUNOLOGY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and stockholders will be able to obtain free copies of the Form S-4 and other documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that the Company communicates with investors and the public using its website (https://www.aethlonmedical.com/) where anyone will be able to obtain free copies of the Form S-4 and included proxy statement/prospectus and other documents filed by the Company with the SEC, and stockholders are urged to read the Form S-4 and included proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

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Participants in the Solicitation

The Company, North Immunology and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers, including a description of their interests in the Company, is included in the Company’s most recent definitive proxy statement, as filed with the SEC on September 1, 2026, and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s most recent definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of September 17, 2026, by and among Aethlon Medical, Inc., Nighthawk Merger Sub Corp., Nighthawk Second Merger Sub, LLC and North Immunology, Inc.
4.1	Form of Pre-Funded Warrant
10.1	Form of Parent Stockholder Support Agreement
10.2	Form of Company Stockholder Support Agreement
10.3	Form of Lock-Up Agreement
10.4	Form of Subscription Agreement
10.5	Form of CVR Agreement
99.1	Press Release, issued on September 17, 2026
99.2	Investor Presentation, dated September 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2026	AETHLON MEDICAL, INC.

	By:	/s/ James B. Frakes
	Name: Title:	James B. Frakes Chief Executive Officer and Chief Financial Officer

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